FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of December 30, 2013, by and between SQUARE 1 BANK (the “Bank”) and GRIDSENSE INC. (the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 2, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Bank hereby consents to Borrower’s one (1) time payment of up to $850,000 Subordinated Debt with Acorn Energy, Inc. to be made on or about December 30, 2013, provided that no Event of Default has occurred under the Agreement which is continuing or would exist immediately after giving effect to such payment.

2)	Section 2.1(b) of the Agreement is hereby amended and restated, as follows:

(b) Advances Under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding principal amount not to exceed the Revolving Line, less any amounts outstanding under the Ancillary Services Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

(ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission, telephone or email no later than 3:30 p.m. Eastern time (2:30 p.m. Eastern time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from an Authorized Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic or email notice given by a person whom Bank reasonably believes to be an Authorized Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages, loss, costs and expenses suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

Gridsense Inc. –4 th Amendment to LSA

(iii) Ancillary Services Sublimit. Subject to the availability under the Revolving Line, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Borrower may request the provision of Ancillary Services from Bank. The aggregate limit of the Ancillary Services shall not exceed the Ancillary Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of (i) corporate credit card services provided to Borrower, (ii) the total amount of any Automated Clearing House processing reserves, (iii) the applicable Foreign Exchange Reserve Percentage, and (iv) any other reserves taken by Bank in connection with other treasury management services requested by Borrower and approved by Bank. In addition, Bank may, in its sole discretion, charge as Advances any amounts for which Bank becomes liable to third parties in connection with the provision of the Ancillary Services. The terms and conditions (including repayment and fees) of such Ancillary Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the applicable Ancillary Services, which Borrower hereby agrees to execute.

(iv) Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Ancillary Services by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Ancillary Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Ancillary Services are outstanding or continue.

3)	Section 2.2 of the Agreement is hereby amended and restated, as follows:

2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

4)	Section 5.3 of the Agreement is hereby amended and restated, as follows:

5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Other than movable items of personal property such as laptop computers, all Collateral having an aggregate book value not in excess of $100,000 is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Borrower’s Cash is maintained or invested with a Person other than Bank or Bank’s affiliates.

5)	Section 6.2(a) of the Agreement is hereby amended and restated, as follows:

(a) Intentionally Omitted.

Gridsense Inc. –4 th Amendment to LSA

6)	Section 6.7 of the Agreement is hereby amended and restated, as follows:

6.7 Intentionally Omitted.

7)	A new Section 8.9 is hereby added to the Agreement, as follows:

8.9 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

8)	The following definitions in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Revolving Line not to exceed $375,000.

“Revolving Line” means a Credit Extension of up to $1,500,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Revolving Maturity Date” means June 30, 2014.

9)	The defined terms “Borrowing Base”, “EBITDA”, “Eligible Accounts”, and “Eligible Foreign Accounts” and their respective definitions in Exhibit A to the Agreement are hereby deleted.

10)	The Schedule of Exceptions of the Agreement is hereby replaced with a new Schedule of Exceptions which is attached hereto as Appendix X and made part hereof.

11)	Exhibit D of the Agreement is hereby deleted.

12)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

Gridsense Inc. –4 th Amendment to LSA

13)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

14)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

15)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)	an unconditional guaranty, duly executed by Acorn Energy, Inc. (including an officer’s certificate of Acorn Energy, Inc. with respect to incumbency and resolutions authorizing the execution and delivery of the unconditional guaranty);

d)	payment of a $5,000 facility fee, which may be debited

e)	payment for all Bank Expenses incurred through the date of this Amendment, including Bank’s expenses for the documentation of this Amendment, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

f)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

Gridsense Inc. –4 th Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

GRIDSENSE INC.	SQUARE 1 BANK

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Fourth Amendment to Loan and Security Agreement]

Gridsense Inc. –4 th Amendment to LSA

APPENDIX X

SCHEDULE OF EXCEPTIONS

[Please see attached]

Gridsense Inc. –4 th Amendment to LSA

Permitted Indebtedness

None

Gridsense Inc. –4 th Amendment to LSA

Permitted Investments

See “Inbound Licenses”

Gridsense Inc. –4 th Amendment to LSA

Permitted Liens

None

Gridsense Inc. –4 th Amendment to LSA

Intellectual Property – Patents

		Date of		Pending	Issued Patent
Description		Application	Issue	Serial No.	No.

Apparatus and Method for	AUS	11/9/2001	1/22/2004	37972/00	766044
Fault Detection on Conductors	GB	4/12/2000	8/9/2006	00916700.8	1198717
	ZA	4/12/2000	5/13/2002	2001/9293	2001/9293
	USA	1/18/2002	8/3/2004	09/958,631	6,771,078

A Transformer and a Method of Monitoring an	AUS	1/2/2009	7/30/2009	2009200007	2009200007
Operation Property of the Transformer	CA	1/8/2009		2648816

Method and Apparatus for	USA	5/14/2004	9/18/2007	10/845,892	7,272,520
Determining a Current in a Conductor	CA	5/11/2004	1/10/2012	2467054	2467054

Apparatus and Method for	AUS	4/12/2000	11/14/2000	37973/00	766435
Electrical Measurements	ZA	11/21/2001	5/13/2002	2001/9294	2001/9294
on Conductors	USA	10/11/2001	12/7/2004	09/958,848	6,828,770
	CA	10/8/2001	12/29/2009	2366467	2366467

Systems & Methods for Monitoring Distribution Line Capacitor Systems	USA	6/8/2012		61/657,335

Systems & Methods for Providing Transformer Rating using Harmonics Data	USA	2/28/2012		61/604,173

Gridsense Inc. –4 th Amendment to LSA

Intellectual Property – Trademarks

		Date of		Pending	Registered
Trademarks		Application.	Registration	Serial No	Trademark No
DGWatch	USA	3/6/2012		85561555
HighV	USA	1/31/2012		85530109
Grid Insite	USA	1/31/2012		85529947
DistributionIQ	USA	1/19/2012		85520790
TransformerIQ	USA	5/4/2012		85616898
DemandIQ	USA	4/29/2011		85308403
BreakerIQ	USA	6/14/2010	8/16/2011	85062546	4013606
CableIQ	USA	6/14/2010	7/5/2011	85062531	3991130
LineIQ	USA	6/14/2010	7/5/2011	85062524	3991129

We have started the process to trademark our company name, GridSense. We have identified another company operating in a different field that is using the GridSense name. We are investigating whether to take any action necessary.

Gridsense Inc. –4 th Amendment to LSA

Intellectual Property – Copyrights

All sales and marketing material, including user, owner, instruction and installation manuals.

Gridsense Inc. –4 th Amendment to LSA

Prior Names

CHK Wireless Technologies (USA) Inc.

Gridsense Inc. –4 th Amendment to LSA

Litigation

None

Gridsense Inc. –4 th Amendment to LSA

Inbound Licenses

None

Gridsense Inc. –4 th Amendment to LSA